UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-13337

Date of Report: December 8, 2006

ADVANCED BATTERY TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

21 West 39th Street, Suite 2A New York, NY 10018
(Address of Principal Executive Offices)

212-391-2752

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02

Non-Reliance on Previously Issued Financial Statements.

On December 8, 2006 the Chief Executive Officer and Chief Financial Officer of Advanced Battery concluded that the financial statements included in Advanced Battery’s Quarterly Reports on Forms 10-QSB for the periods ending March 31, 2006, June 30, 2006 and September 30, 2006 should no longer be relied upon.  The officers concluded that the accounting in those statements for the acquisition in January 2006 of a 30% interest in ZQ Power-Tech was erroneous.

In January 2006 Advanced Battery acquired 30% of ZQ Power-Tech from Zhiguo Fu, the Chairman of Advanced Battery, in exchange for 11.4 million common shares.  Prior to that date, Advanced Battery had acquired the other 70% of ZQ Power-Tech.  The acquisition of the minority interest was accounted for in the 2006 10-QSBs at book value, consistent with accounting for entities under common control. Upon further review of SFAS 141, management  determined that this transaction should have been accounted for using the purchase method instead.

Advanced Battery will file amendments to the three Quarterly Reports in the near future, restating the financial statements to properly account for the acquisition.  The impact that the restatements will have on the financial statements on  is shown in the following tables.

Financial Statements for the Quarter ended March 31, 2006

	As Reported	As Restated
Property, plant and equipment, net	7,846,099	8,342,061
Construction in progress	3,955,708	4,311,964
Right to use land and power, net	422,588	816,171
Patents, net	109,859	763,097
Goodwill	-	2,116,595
Total Assets	17,346,373	21,362,007
Additional paid-in capital	13,830,986	17,874,207
Accumulated deficit	(2,653,108)	(2,680,695)
Total Liabilities and Stockholders' Equity	17,346,373	21,362,007

Deprecation and amortization expenses	204,702	232,289
General and administrative expenses	336,552	364,139
Net income (loss)	296,120	268,533

Net income (loss) per share	0.007	0.007

Financial Statements for the Quarter ended June 30, 2006

	As Reported	As Restated
Property, plant and equipment, net	7,708,438	8,229,067
Construction in progress	3,966,824	4,324,079
Right to use land and power, net	420,030	807,743
Patents, net	103,315	742,007
Goodwill	-	2,112,525
Total Assets	17,482,365	21,499,179
Additional paid-in capital	13,937,014	17,981,565
Accumulated deficit	(2,053,706)	(2,081,443)
Total Liabilities and Stockholders' Equity	17,482,365	21,499,179

Deprecation and amortization expneses	335,806	363,543
General and adminstrative expenses	704,482	759,806
Net income (loss)	895,522	840,198

Net income (loss) per share	0.020	0.019

Financial Statements for the Quarter ended September 30, 2006

	As Reported	As Restated

Property, plant and equipment, net	7,629,309	8,155,911
Construction in progress	4,011,606	4,372,942
Right to use land and power, net	420,985	813,261
Patents, net	100,029	746,018
Goodwill	-	2,146,774
Total Assets	19,062,273	23,135,250
Additional paid-in capital	14,050,593	18,151,465
Accumulated deficit	(1,027,502)	(1,055,397)
Total Liabilities and Stockholders' Equity	19,062,273	23,135,250

Deprecation and amortization expenses	533,537	589,169
General and administrative expenses	958,484	1,041,703
Net income (loss)	1,921,726	1,838,507

Net income (loss) per share	0.046	0.044

The Chief Executive Officer and the Chief Financial Officer have discussed with Advanced Battery’s independent accountant the matters disclosed in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.

Dated: June 14, 2007

By:/s/ Fu Zhiguo

     Fu Zhiguo, Chief Executive Officer

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